Exhibit 3.1

SECOND AMENDED AND RESTATED BY-LAWS
OF
LIFEWAY FOODS, INC.

These Amended and Restated Bylaws (the “Bylaws”) are hereby amended and restated as of this 24th day of March 2023, by the Board of Directors of Lifeway Foods, Inc. (the “Board”).

RECITALS

WHEREAS, Lifeway Foods, Inc. has heretofore been formed as a corporation under the Illinois Business Corporation Act of 1983 (805 ILCS § 5/1.01, et seq.), as amended, pursuant to the Articles of Incorporation filed in the office of the Illinois Secretary of State on May 19, 1986, and thereafter amended;

WHEREAS, the Board desires to amend and restate the by-laws of the corporation in their entirety; and

WHEREAS, the Board has the authority to amend the by-laws pursuant to Section 12.1 hereof.

NOW, THEREFORE, the Board, hereby amends and restates the by-laws in their entirety as follows:

ARTICLE I

OFFICES

1.1.            The corporation shall continuously maintain in the State of Illinois a registered office and a registered agent whose business office is identical with such registered office, and may have other offices within or without the state.

1.2.            Books and Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The corporation shall so convert any records so kept on the reasonable request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

SHAREHOLDERS

2.1.            Annual Meeting. An annual meeting of the shareholders shall be held on the first Monday in June of each year or at such time as the Board may designate for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

2.1.1        Failure to hold the annual meeting at the designated time does not result in the winding up or dissolution of the corporation. If the Board fails to call the annual meeting, any shareholder may make demand in writing to any officer of the corporation that an annual meeting be held.

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2.1.2        Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made (a) pursuant to the corporation’s notice of meeting, (b) by or at the direction of the Board or (c) by any stockholder of the corporation who was a stockholder of record at the time of giving notice provided for in this Section 2.1, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.1.

2.1.3        For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.1.2, such business, as determined by the Chairperson of the meeting, must be a proper subject for stockholder action under the Illinois Business Corporation Act of 1983, and the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named as a nominee in any proxy statement and accompanying proxy card and to serving as a director if elected) and a representation as to whether such stockholder, any of their respective affiliates or associates, and any other person intends or is part of a group which intends to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and a representation as to whether or not the stockholder intends to solicit proxies in support of such proposal; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

2.1.4        Notwithstanding anything in the second sentence of paragraph 2.1.3 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for Directors or specifying the size of the increased Board made by the corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

2.2.            Special Meetings. Special meetings of the shareholders may be called either by the president, by the Board or by the holders of not less than one-fifth of all the outstanding shares of the corporation entitled to vote, for the purpose or purposes stated in the call of the meeting.

2.3.            Place of Meeting. The Board may designate any place, as the place of meeting for any annual meeting or for any special meeting called by the Board. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at Lifeway Foods, Inc., 6431 West Oakton St., Morton Grove, Illinois 60053. The Board may, in its discretion, determine that shareholder meetings may be held solely by means of remote communication. If authorized by the Board, and subject to any guidelines and procedures adopted by the Board, shareholders not physically present at a meeting of shareholders may participate in a meeting of shareholders by means of remote communication; and, may be considered present in person and may vote at a meeting of shareholders held at a designated place or held solely by means of remote communication, subject to the conditions imposed by applicable law.

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2.4.            Notice of Meetings. Written notice stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than 20 nor more than 60 days before date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

2.5.            Fixing of Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of the corporation may fix in advance a date as the record date to any such determination of shareholders, such date in any case to be not more than 60 days and for a meeting of shareholders, less than 10 days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, less than 20 days before the date of such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. A determination of shareholders. A determination of shareholders shall apply to any adjournment of the meeting.

2.6.            Voting Lists. The officer or agent having charge of the transfer book for shares of the corporation shall make, within 20 days after the record date for a meeting of shareholders or 10 days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

2.6.1        If any shareholders are participating in the meeting by means of remote communication, the list must be open to examination by the shareholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting.

2.7.            Quorum. The holders of a majority of the outstanding shares of the corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of shareholders, but in no event shall a quorum consist of less than one-third of the outstanding shares entitled so to vote; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Business Corporation Act, the articles of incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

2.8.            Proxies. Each shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed, but no such proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

2.9.            Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote in each matter submitted to vote at a meeting of shareholders, and in all elections for directors every shareholder shall have the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote. Each shareholder may vote either in person or by proxy as provided in Section 2.8 hereof.

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2.10.        Voting of Shares By Certain Holders. Shares held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

2.10.1    Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. Shares registered in the name of a deceased person, a minor ward or a person under legal disability, may be voted by his or her administrator, executor or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

2.10.2    Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained an appropriate order of the court by which such receiver was appointed.

2.10.3    A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

2.10.4    Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed 10 years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial to rest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose. Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

2.11.        Cumulative Voting. In all elections for directors there shall be no right of cumulative voting.

2.12.        Inspectors. At any meeting of shareholders, presiding officer may, or upon the request of any shareholder, shall appoint one or more persons as inspectors for such meeting.

2.12.1    Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

2.12.2    Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

2.13.        Informal Action By Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken shall be signed (a) if 5 days prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter hereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (b) by all of the shareholders entitled to vote with respect to the subject matter thereof.

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2.13.1    Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any section of the Business Corporation Act if such action had been voted on by the shareholders at a meeting thereof, the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of shareholders, that written consent has been given in accordance with the provisions of Section 7.10 of the Business Corporation Act and that written notice has been given as provided in such Section 7.10.

2.14.        Voting By Ballot. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

2.15.        Abstentions and Broker Non-Votes. Outstanding shares represented in person or by proxy (including Broker Non-Votes and shares that abstain with respect to one or more proposals presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Except as otherwise provided by law, Abstentions and Broker Non-Votes will be treated as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote cast on such proposal. Abstentions and Broker Non-Votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote “against” proposals requiring any percentage of the outstanding voting securities for approval.

ARTICLE III

DIRECTORS

3.1.            General Powers. The business of the corporation shall be managed by or under the direction of its Board.

3.2.            Number, Tenure and Qualifications. The number of directors of the corporation shall not be less than three (3). The number of directors may be set by the Board by resolution from time to time. Each director shall hold office until the next annual meeting of shareholders; or until his or her successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the corporation. The number of directors may be increased or decreased from time to time by the amendment of this section. No decrease shall have the effect of shortening the term of any incumbent director.

3.3.            Election Procedures. At each annual meeting, the shareholders shall elect the directors. If the directors shall not have been elected at any annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

3.3.1        Except as provided in this Section, each director shall be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. The following shall not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting for which a shareholder gives no authority or direction (“Broker Non-Votes”). In a contested election, the directors shall be elected by the vote of a plurality of the votes cast.

3.3.2        A nominee in an uncontested election who does not receive a majority vote shall not be elected. An incumbent director not elected because he or she does not receive a majority vote shall continue to serve as a holdover director until the earliest of (a) the date on which the Board either (i) appoints an individual to fill the office held by such director, (ii) by resolution, leaves the office vacant, or (iii) by resolution, eliminates the directorship by reducing the number of directors; or (b) the date of the incumbent director’s resignation.

3.3.3        Any vacancy resulting from the non-election of a director under this Section may be filled by the Board as provided in Section 3.9. If no director receives a majority vote in an uncontested election, then the incumbent directors (a) will nominate a slate of directors and hold a special meeting for the purpose of electing those nominees as soon as practicable, and (b) may in the interim fill one or more offices with the same director(s) who will continue in office until their successors are elected.

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3.4.            Regular Meetings. A regular meeting of the Board shall be held without other notice than this by-law, immediately after the annual meeting of shareholders. The Board may provide, by resolution, the time and place for holding of additional regular meetings without other notice than such resolution.

3.5.            Special Meetings. Special meetings of the Board may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the Board may fix any as the place for holding any special meeting of the Board called by them.

3.6.            Notice. Notice of any special meeting shall be given at least 2 days previous thereto by written notice to each director at the address provided to the Corporation by each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by facsimile transmission, such notice shall be deemed to be delivered upon the day the facsimile transmission is sent. If notice is given by electronic mail transmission, such notice shall be deemed to be delivered upon the day the electronic mail transmission is sent. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

3.7.            Quorum. A majority of the number of directors fixed by these by- laws shall constitute a quorum for transaction of business at any meeting of the Board, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

3.8.            Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by statute, these by-laws, or the articles of incorporation.

3.9.            Vacancies. Any vacancy or new office on the Board may be filled by election at the next annual or special meeting of shareholders. A majority of the Board may fill any vacancy or new office prior to such annual or special meeting of shareholders.

3.10.          Resignation and Removal of Directors. A director may resign at any time upon written notice to the Board. A director may be removed with or without cause, by a majority of shareholders if the notice of the meeting names the director or directors to be removed at said meeting.

3.11.          Informal Action By Directors. The authority of the Board may be exercised without a meeting if a consent in writing, setting forth the action taken, is signed by all of the directors entitled to vote.

3.12.          Compensation. The Board, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise notwithstanding any director conflict of interest. By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the board. No such payment previously mentioned in this section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.13.          Presumption of Assent. A director of the corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

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3.14.        Committees. A majority of the Board may create one or more committees of two or more members to exercise appropriate authority of the Board. A majority of such committee shall constitute a quorum for transaction of business. A committee may transact business without a meeting by unanimous written consent.

3.14.1    For so long as the corporation is subject to continued listing requirements of The Nasdaq Capital Market or another stock exchange, trading platform or marketplace (the “Exchange”), the corporation shall maintain an audit committee, compensation committee and nominating committee that meet the requirements of the relevant Exchange, subject to any exemptions available therefrom.

ARTICLE IV

OFFICERS

4.1.            Number. The officers of the corporation shall be a president, one or more vice-presidents, a treasurer, a secretary, and such other officers as may be elected or appointed by the Board. Any two or more offices may be held by the same person.

4.2.            Election and Term of Office. The officers of the corporation shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have

4.3.            Removal. Any officer elected or appointed by the Board may be removed by the Board whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.4.            President. The president shall be the principal executive officer of the corporation. Subject to the direction and control of the Board, he/she shall be in charge of the business of the corporation; he/she shall see that the resolutions and directions of the Board are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board; and, in general, he/she shall discharge all duties incident to the office of president and such other duties as may be prescribed by the Board from time to time. He/She shall preside at all meetings of the shareholders and of the Board. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the Board or these by-laws, he/she may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the Board has authorized to be executed, and he/she may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the Board, according to the requirements of the form of the instrument. He or she may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the Board.

4.5.            The Vice-Presidents. The vice-president (or in the event there be more than one vice-president, each of the vice- presidents) shall assist the president in the discharge of his/her duties as the president may direct and shall perform such other duties as from time to time may be assigned to him/her by the president or by the Board. In the absence of the president or in the event of his/her inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the Board, or by the president if the Board has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice-president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the Board or these by-laws, the vice-president (or each of them if there are more than one) may execute for the corporation certificates for its shares and any contracts, deed, mortgages, bonds or other instruments which the Board has authorized to be executed, and he/she may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the Board, according to the requirements of the form of the instrument.

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4.6.            The Treasurer. The treasurer shall be the principal accounting and financial officer of the corporation. He/She shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the Board. If required by the Board, the treasurer shall give a bond for the faithful discharge of his/her duties in such sum and with such surety or sureties as the Board may determine.

4.7.            The Secretary. The secretary shall: (a) record the minutes of the shareholders' and of the Board' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice-president, or any other officer thereunto authorized by the Board, certificates for shares of the corporation, the issue of which shall have been authorized by the Board, and any contracts, deeds, mortgages, bonds, or other instruments which the Board has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board or these by laws; (f) have general charge of the stock transfer books of the corporation; (g) have authority to certify the by- laws, resolutions of the shareholders and Board and committees thereof, and other documents of the corporation as true and correct copies thereof, and (h) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the president or by the Board.

4.8.            Assistant Treasurers and Assistant Secretaries. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the Board. The assistant secretaries may sign with the president, or a vice-president, or any other officer thereunto authorized by the Board, certificates for shares of the corporation, the issue of which shall have been authorized by the Board, and any contracts, deeds, mortgages, bonds, or other instruments which the Board has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board or these by-laws. The assistant treasurers shall respectively, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine.

4.9.            Salaries. The salaries of the officers shall be fixed from time to time by the Board or any committee thereof and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1.            Contracts. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

5.2.            Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board.

5.3.            Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of Indebtedness is issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by dissolution of the Board.

5.4.            Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

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ARTICLE VI

SHARES AND THEIR TRANSFER,

6.1.            Shares Represented By Certificates and Uncertificated Shares. Shares either shall be represented by certificates or shall be uncertificated shares.

6.1.1        Certificates representing shares of the corporation shall be signed by the appropriate officers and may be sealed with the seal or a facsimile of the seal of the corporation. If a certificate is countersigned by a transfer agent or registrar, other than the corporation or its employee, any other signatures may be facsimile. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, it any), the date of issue, and that the corporation is organized under Illinois law. If the corporation is authorized to issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law. Unless prohibited by the articles of incorporation, the Board may provide by resolution that some or all of any class or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate has been surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send the registered owner thereof a written notice of all information that would appear on a certificate. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to those of the holders of certificates representing shares of the same class and series.

6.1.2        The name and address of each shareholder, the number and class of shares held and the date on which the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

6.2.            Lost Certificates. If a certificate representing shares has allegedly been lost or destroyed the Board may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

6.3.            Transfers of Shares. Transfer of shares of the corporation shall be recorded on the books of the corporation. Transfer of shares represented by a certificate, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances the endorsement is effective. Transfer of an uncertificated share shall be made on receipt by the corporation of an instruction from the registered owner or other appropriate person. The instruction shall be in writing or a communication in such form as may be agreed upon in writing by the corporation.

ARTICLE VII

FISCAL YEAR

7.1.            The fiscal year of the corporation shall be fixed by resolution of the Board. In the absence of such a resolution, the fiscal year of the corporation shall be the calendar year.

ARTICLE VIII

DISTRIBUTIONS

8.1.            The Board may authorize, and the corporation may make, distributions to its shareholders, subject to any restrictions in its articles of incorporation or provided by law.

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ARTICLE IX

SEAL

9.1.            The corporate seal shall have inscribed thereon the name of the corporation and the words Corporate Seal, Illinois. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced, provided that affixing of the corporate seal to an instrument shall not give the instrument additional force or effect, or change the construction thereof, and the use of the corporate seal is not mandatory.

ARTICLE X

WAIVER OF NOTICE

10.1.        Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of The Business Corporation Act of the State of Illinois, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

ARTICLE XI

INDEMNIFICATION OF OFFICERS, DEBTORS, EMPLOYEES AND AGENTS,

11.1.        The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, Suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

11.2.        The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor any reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

11.3.        To the extent that a director, officer, employee or agent of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

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11.4.        Any indemnification under sections 1 and 2 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in sections 1 and 2. Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

11.5.        Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this article.

11.6.        The indemnification provided by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

11.7.        The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of these sections.

11.8.        If the corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

11.9.        References to “the corporation” shall include, in addition to the surviving corporation, any merging corporation, including any corporation having merged with a merging corporation, absorbed in a merger which otherwise would have lawfully been entitled to indemnify its directors, officers, and employees or agents.

ARTICLE XII

AMENDMENTS

12.1.        Unless the power to make, alter, amend or repeal the by-laws is reserved to the shareholders by the articles of incorporation, the by-laws of the corporation may be made, altered, amended or repealed by the shareholders or the Board, but no by-law adopted by the shareholders may be altered, amended or repealed by the Board if the by-laws so provide. The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with the law or the articles of incorporation.

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